Exhibit 99.1

Assurant Reports Preliminary Third Quarter 2022 Financial Results
Provides Revised 2022 Outlook for Adjusted EBITDA and Adjusted EPS, Both Ex. Catastrophes

NEW YORK, October 25, 2022 — Assurant, Inc. (NYSE: AIZ), a leading global business services company that supports, protects and connects major consumer purchases, today announced preliminary third quarter 2022 results and an updated outlook for full-year 2022.

“Preliminary third quarter 2022 results came in below our expectations in Global Lifestyle, reflecting the challenging global macroeconomic environment. Foreign exchange remained a headwind in the quarter, and the combination of lower program volumes and higher claims costs in select regions reduced profitability. While we experienced elevated catastrophe losses, underlying performance in Global Housing was aligned with our expectations,” said Assurant President and CEO Keith Demmings.

“Looking at the full year, we still expect Global Lifestyle to generate high single-digit growth, and we are repositioning Global Housing to drive improved results in the future, with signs of early progress in the third quarter. We have continued simplifying our business portfolio, strengthening key client partnerships, and sustaining strong employee engagement. As challenging market conditions are likely to persist, we are taking decisive action to realize additional expense efficiencies and better position Assurant for sustained profitable growth next year,” Demmings added.

Preliminary Third Quarter 2022 Results

(Unaudited and estimated)	Preliminary	Q3'21
$ in millions, except per share data	Q3'22

GAAP net income	7	151

Adjusted EBITDA
Global Lifestyle	166	176
Global Housing	(25)	15
Corporate and Other	(25)	(23)
Adjusted EBITDA[1]	116	169
Reportable catastrophes	124	102
Adjusted EBITDA, ex. reportable catastrophes
Global Lifestyle[2]	165	176
Global Housing[2]	99	117
Corporate and Other	(25)	(23)
Adjusted EBITDA, ex. reportable catastrophes[2]	240	270
GAAP net income per diluted share	$0.14	$2.54
Adjusted earnings per diluted share[3]	$1.01	$1.69
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	$2.81	$3.04
Note: As previously disclosed, the company revised all quarterly and annual results for full year 2020 through first quarter 2022 to reflect certain changes. More information and a full reconciliation of certain historical revised key measures of performance and metrics can be found in the second quarter 2022 Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx.

References to net income, including to net income per diluted share, throughout this news release refer to net income from continuing operations. Some of the metrics throughout this news release are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section.

For the third quarter 2022, GAAP net income and GAAP net income per diluted share are expected to decline year-over-year, primarily due to the absence of net unrealized gains from Assurant Ventures in third quarter 2021 and an increase in net realized losses from sales of fixed maturity securities.

Adjusted EBITDA1 is expected to decrease compared to the prior year period due to reduced segment earnings and higher reportable catastrophes. The company expects to record $124 million pre-tax in reportable catastrophes for the third quarter 2022 primarily related to Hurricane Ian. This includes the company’s $80 million pre-tax per-event retention and $35 million of associated reinstatement premiums to restore up to Layer 3 of the company’s U.S. catastrophe reinsurance program.

Global Lifestyle Adjusted EBITDA is expected to decrease year-over-year largely reflecting the challenging macroeconomic environment. Excluding a one-time $11 million client contract benefit in the quarter, underlying results were impacted by unfavorable foreign exchange in Asia Pacific and Europe, higher claims costs in Connected Living and reduced mobile trade-in margins that are expected to normalize in the fourth quarter. This was partially offset by continued mobile subscriber growth in North America.

Global Housing Adjusted EBITDA is expected to decrease year-over-year primarily due to higher reportable catastrophes. Excluding reportable catastrophes, Global Housing Adjusted EBITDA2 is expected to decrease primarily due to higher non-catastrophe loss experience across all major products, including prior period loss development. In lender-placed, the elevated loss experience, as well as higher catastrophe reinsurance costs, are expected to be largely offset by higher average insured values and premium rates.

Adjusted earnings, excluding reportable catastrophes, per diluted share4, is expected to decrease year-over-year, as lower earnings are expected to be partially offset by share repurchase activity.

As of September 30, 2022, holding company liquidity is expected to total $529 million, or $304 million above the company’s current targeted minimum level of $225 million. Share repurchases and common stock dividends amounted to $117 million in third quarter 2022, which included the repurchase of 500 thousand shares of common stock for $80 million and the payment of $37 million in common stock dividends.

Updated Full-Year 2022 Outlook5

$ in millions, except per share data	FY 2021	2022 Outlook[5]
Adjusted EBITDA, ex. reportable catastrophes[2]	1,121.5	Modest decline to flat
Global Lifestyle	702.1	High single-digit growth
Global Housing, ex. reportable catastrophes[2]	512.2	Low- to mid-teens decline
Corporate and Other	(93.3)	~(105.0)
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	$12.28	High single-digit growth

Based on current market conditions, for full-year 2022, the company now expects Adjusted EBITDA, excluding reportable catastrophes, to be modestly down to flat compared to 2021 results. Global Lifestyle is expected to grow high single-digits despite more substantial headwinds from unfavorable foreign exchange and lower international contributions than originally anticipated.

The company now expects Adjusted earnings, excluding reportable catastrophes, per diluted share, to grow high single-digits due to lower earnings, partially offset by share repurchase activity.

Looking ahead, Assurant is implementing several initiatives to drive greater expense efficiencies and position the company for profitable growth in 2023. These include actions to optimize its organizational structure, real estate rationalization and targeted investments to accelerate the adoption of digital-first solutions to deliver a superior customer experience and drive operational efficiencies.

Third Quarter 2022 Results and Conference Call
The third quarter 2022 results will be announced after-market on Tuesday, November 1, 2022, with the earnings conference call and webcast to be held on Wednesday, November 2, 2022 at 8:00 a.m. ET. The live and archived webcast, along with supplemental information, will be available on Assurant’s Investor Relations website:

https://ir.assurant.com/investor/default.aspx

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global business services company that supports, protects and connects major consumer purchases. A Fortune 500 company with a presence in 21 countries, Assurant supports the advancement of the connected world by partnering with the world’s leading brands to develop innovative solutions and to deliver an enhanced customer experience through mobile device solutions, extended service contracts, vehicle protection services, renters insurance, lender-placed insurance products and other specialty products.

Learn more at assurant.com or on Twitter @Assurant.

Media Contacts:
Linda Recupero
Senior Vice President, Global Enterprise Communications
Phone: 201.519.9773
linda.recupero@assurant.com

Stacie Sherer
Vice President, Corporate Communications
Phone: 917.420.0980
stacie.sherer@assurant.com
Investor Relations Contacts:
Suzanne Shepherd
Senior Vice President, Investor Relations and Sustainability
Phone: 201.788.4324
suzanne.shepherd@assurant.com

Sean Moshier
Vice President, Investor Relations
Phone: 914.204.2253
sean.moshier@assurant.com

Safe Harbor Statement
Some of the statements in this news release and its exhibits, including our business and financial plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by the use of words such as “outlook,” “objective,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release or its exhibits are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. The following factors could cause our actual results to differ materially from those currently estimated by management, including those projected in the company outlook:
(i)the loss of significant clients, distributors or other parties with whom we do business, or if we are unable to renew contracts with them on favorable terms, or if those parties face financial, reputational or regulatory issues;
(ii)significant competitive pressures, changes in customer preferences and disruption;
(iii)the failure to execute our strategy, including through the continuing service of key executives, senior leaders, highly-skilled personnel and a high-performing workforce;
(iv)the failure to find suitable acquisitions at attractive prices, integrate acquired businesses effectively or identify new areas for organic growth;
(v)our inability to recover should we experience a business continuity event;
(vi)the failure to manage vendors and other third parties on whom we rely to conduct business and provide services to our clients;
(vii)risks related to our international operations;
(viii)declines in the value of mobile devices, or export compliance or other risks in our mobile business;
(ix)our inability to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships;
(x)risks associated with joint ventures, franchises and investments in which we share ownership and management with third parties;
(xi)the impact of catastrophe and non-catastrophe losses, including as a result of the current inflationary environment and climate change;
(xii)negative publicity relating to our business or industry;
(xiii)the impact of general economic, financial market and political conditions and conditions in the markets in which we operate, including the current inflationary environment (that has increased the costs of paying claims, including for materials and labor, as well as our employee wages), any prolonged recessionary environment and the conflict in Ukraine;
(xiv)the impact of the COVID-19 pandemic and measures taken in response thereto;
(xv)the adequacy of reserves established for claims and our inability to accurately predict and price for claims;
(xvi)a decline in financial strength ratings of our insurance subsidiaries or in our corporate senior debt ratings;
(xvii)fluctuations in exchange rates, including in the current environment;
(xviii)an impairment of goodwill or other intangible assets;
(xix)the failure to maintain effective internal control over financial reporting;
(xx)unfavorable conditions in the capital and credit markets;

(xxi)a decrease in the value of our investment portfolio, including due to market, credit and liquidity risks, and changes in interest rates;
(xxii)an impairment in the value of our deferred tax assets;
(xxiii)the unavailability or inadequacy of reinsurance coverage and the credit risk of reinsurers, including those to whom we have sold business through reinsurance;
(xxiv)the credit risk of some of our agents, third-party administrators and clients;
(xxv)the inability of our subsidiaries to pay sufficient dividends to the holding company and limitations on our ability to declare and pay dividends or repurchase shares;
(xxvi)limitations in the analytical models we use to assist in our decision-making;
(xxvii)the failure to effectively maintain and modernize our information technology systems and infrastructure, or the failure to integrate those of acquired businesses;
(xxviii)breaches of our information systems or those of third parties with whom we do business, or the failure to protect the security of data in such systems, including due to cyberattacks and as a result of working remotely;
(xxix)the costs of complying with, or the failure to comply with, extensive laws and regulations to which we are subject, including those related to privacy, data security, data protection or tax;
(xxx)the impact of litigation and regulatory actions;
(xxxi)reductions or deferrals in the insurance premiums we charge;
(xxxii)changes in insurance, tax and other regulations, including the Inflation Reduction Act of 2022;
(xxxiii)volatility in our common stock price and trading volume; and
(xxxiv)employee misconduct.

For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission, including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures to analyze the company’s operating performance. Assurant’s non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

(1)Assurant uses Adjusted EBITDA as an important measure of the company’s operating performance. Assurant defines Adjusted EBITDA as net income from continuing operations, excluding net realized losses (gains) on investments and fair value changes to equity securities, COVID-19 direct and incremental expenses, loss on extinguishment of debt, non-core operations, net income (loss) attributable to non-controlling interests, interest expense, provision (benefit) for income taxes, depreciation expense, amortization of purchased intangible assets, restructuring costs related to strategic exit activities (outside of normal periodic restructuring and cost management activities), as well as other highly variable or unusual items. The company believes this metric provides investors with an important measure of the company’s operating performance because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted EBITDA, revenue generated from such intangible assets is included within the revenue in determining Adjusted EBITDA. The comparable GAAP measure is net income from continuing operations. See Note 2 below for a full reconciliation.
(2)Adjusted EBITDA, Excluding Reportable Catastrophes: Assurant uses Adjusted EBITDA (defined above), excluding reportable catastrophes (which represents individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as another important measure of the company’s performance. The company believes this metric provides investors with an important measure of the company’s performance for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income from continuing operations.

(UNAUDITED)	Prelim.		Prelim.
	3Q	3Q	9 Months	9 Months	FY 2021
($ in millions)	2022	2021	2022	2021
GAAP net income from continuing operations	$7.3	$151.0	$208.5	$478.9	$602.9
Less:
Interest expense	26.3	27.5	80.4	84.7	111.8
Provision for income taxes	1.2	37.2	45.1	133.8	168.4
Depreciation expense	22.6	18.1	64.7	52.4	73.8
Amortization of purchased intangible assets	17.3	15.7	51.9	50.0	65.8
Adjustments, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	27.4	(112.1)	166.2	(123.2)	(128.2)
COVID-19 direct and incremental expenses	1.1	2.0	3.6	7.2	10.0
Loss on extinguishment of debt	—	20.7	0.9	20.7	20.7
Non-core operations	2.9	8.2	45.1	2.6	14.4
Other adjustments(1)	9.9	0.2	15.6	6.3	26.3
Adjusted EBITDA	116.0	168.5	682.0	713.4	965.9
Reportable catastrophes	123.6	101.8	150.0	151.1	155.6
Adjusted EBITDA, excluding reportable catastrophes	$239.6	$270.3	$832.0	$864.5	$1,121.5
(1)Additional details about the components of Other adjustments and other key financial metrics throughout this news release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(UNAUDITED)	Prelim. 3Q 2022		3Q 2021
	Global Lifestyle	Global Housing	Global Lifestyle	Global Housing
($ in millions)
Adjusted EBITDA	$165.9	$(25.0)	$176.3	$15.2
Reportable catastrophes	(0.5)	124.1	0.1	101.7
Adjusted EBITDA, excluding reportable catastrophes	$165.4	$99.1	$176.4	$116.9

(UNAUDITED)	Prelim. 9 Months 2022		9 Months 2021

	Global Lifestyle	Global Housing	Global Lifestyle	Global Housing
($ in millions)
Adjusted EBITDA	$587.3	$166.7	$546.0	$235.2
Reportable catastrophes	(0.6)	150.6	0.3	150.8
Adjusted EBITDA, excluding reportable catastrophes	$586.7	$317.3	$546.3	$386.0

(UNAUDITED)	FY 2021
Global Housing
($ in millions)
Adjusted EBITDA	$357.1
Reportable catastrophes	155.1
Adjusted EBITDA, excluding reportable catastrophes	$512.2

(3)Adjusted Earnings per Diluted Share: Assurant uses Adjusted earnings per diluted share as an important measure of the company’s stockholder value. Assurant defines Adjusted earnings per diluted share as net income from continuing operations, excluding net realized losses (gains) on investments and fair value changes to equity securities, amortization of purchased intangible assets, COVID-19 direct and incremental expenses, loss on extinguishment of debt, non-core operations, net income (loss) attributable to non-controlling interests, restructuring costs related to strategic exit activities (outside of normal periodic restructuring and cost management activities), as well as other highly variable or unusual items, plus any dilutive preferred stock dividends, divided by the weighted average diluted shares outstanding. The company believes this metric provides investors with an important measure of stockholder value because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted earnings, revenue generated from such intangible assets is included within the revenue in determining Adjusted earnings. The comparable GAAP measure is net income from continuing operations per diluted share, defined as net income from continuing operations plus any dilutive preferred stock dividends less net income from non-controlling interests, divided by the weighted average diluted shares outstanding. See Note 4 below for a full reconciliation.

(4)Adjusted Earnings, Excluding Reportable Catastrophes, per Diluted Share: Assurant uses Adjusted earnings, excluding reportable catastrophes, per diluted share (each as defined above) as another important measure of the company's stockholder value. The company believes this metric provides investors with an important measure of stockholder value for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income from continuing operations per diluted share (defined above).

(UNAUDITED)	Prelim.		Prelim.
	3Q	3Q	9 Months	9 Months
($ in millions)	2022	2021	2022	2021
GAAP net income from continuing operations	$7.3	$151.0	$208.5	$478.9
Adjustments, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	27.4	(112.1)	166.2	(123.2)
Amortization of purchased intangible assets	17.3	15.7	51.9	50.0
COVID-19 direct and incremental expenses	1.1	2.0	3.6	7.2
Loss on extinguishment of debt	—	20.7	0.9	20.7
Non-core operations	2.9	8.2	45.1	2.6
Other adjustments	9.9	1.1	15.6	9.0
(Benefit) provision for income taxes	(11.2)	13.7	(56.1)	8.3
Preferred stock dividends	—	—	—	(4.7)
Adjusted earnings	54.7	100.3	435.7	448.8
Reportable catastrophes, pre-tax	123.6	101.8	150.0	151.1
Tax impact of reportable catastrophes	(26.0)	(21.4)	(31.5)	(31.8)
Adjusted earnings, excluding reportable catastrophes	$152.3	$180.7	$554.2	$568.1

(UNAUDITED)	Prelim.		Prelim.
	3Q	3Q	9 Months	9 Months
	2022	2021	2022	2021
GAAP net income from continuing operations per diluted share(1)	$0.14	$2.54	$3.78	$7.87
Adjustments, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	0.51	(1.88)	3.01	(2.02)
Amortization of purchased intangible assets	0.32	0.26	0.94	0.82
COVID-19 direct and incremental expenses	0.02	0.03	0.07	0.12
Loss on extinguishment of debt	—	0.35	0.02	0.34
Non-core operations	0.05	0.14	0.82	0.03
Other adjustments	0.18	0.02	0.28	0.15
(Benefit) provision for income taxes	(0.21)	0.23	(1.02)	0.14
Adjusted earnings, per diluted share	1.01	1.69	7.90	7.45
Reportable catastrophes, pre-tax	2.28	1.71	2.72	2.48
Tax impact of reportable catastrophes	(0.48)	(0.36)	(0.57)	(0.52)
Adjusted earnings, excluding reportable catastrophes, per diluted share	$2.81	$3.04	$10.05	$9.41

(UNAUDITED)
($ in millions)	FY 2021
GAAP net income from continuing operations	$602.9
Adjustments, pre-tax:
Net realized gains on investments and fair value changes to equity securities	(128.2)
Amortization of purchased intangible assets	65.8
COVID-19 direct and incremental expenses	10.0
Loss on extinguishment of debt	20.7
Non-core operations	14.4
Other adjustments	31.3
Benefit for income taxes	(1.3)
Preferred stock dividends	(4.7)
Adjusted earnings	610.9
Reportable catastrophes, pre-tax	155.6
Tax impact of reportable catastrophes	(32.7)
Adjusted earnings, excluding reportable catastrophes	$733.8

(UNAUDITED)
FY 2021
GAAP net income from continuing operations per diluted share(1)	$10.03
Adjustments, pre-tax:
Net realized gains on investments and fair value changes to equity securities	(2.14)
Amortization of purchased intangible assets	1.10
COVID-19 direct and incremental expenses	0.17
Loss on extinguishment of debt	0.34
Non-core operations	0.23
Other adjustments	0.53
Benefit for income taxes	(0.02)
Adjusted earnings, per diluted share	10.24
Reportable catastrophes, pre-tax	2.59
Tax impact of reportable catastrophes	(0.55)
Adjusted earnings, excluding reportable catastrophes, per diluted share	$12.28
(1)Information on the share counts used in the per share calculations throughout this news release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(5)The company outlook for Adjusted earnings, excluding reportable catastrophes, per diluted share and Adjusted EBITDA, excluding reportable catastrophes, for Assurant and Global Housing each constitute forward-looking information and the company believes that it cannot reconcile such forward-looking information to the most comparable GAAP measure without unreasonable efforts. Many of the GAAP components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation. The company is able to quantify a full-year estimate of interest expense, depreciation expense and amortization of purchased intangible assets, each on a pre-tax basis, which are expected to be approximately $107 million, $88 million and $70 million, respectively. The interest expense estimate assumes no additional debt is incurred or extinguished in the forecast period and excludes after-tax interest expenses included in debt extinguishment and other related costs.